EXHIBIT 4.8

EXECUTION COPY

FIRST AMENDMENT TO CREDIT AGREEMENT AND LIMITED WAIVER

TO MORTGAGES

THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND LIMITED WAIVER TO MORTGAGES (this “Amendment”) is dated as of August 4, 2006 and is entered into by and among J. RAY MCDERMOTT, S.A., a Panamanian corporation (the “Borrower”), CERTAIN FINANCIAL INSTITUTIONS listed on the signature pages hereto (the “Lenders”), and CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent (in such capacity, “Administrative Agent”) and as Collateral Agent (in such capacity, “Collateral Agent”), and is made with reference to (i) that certain CREDIT AGREEMENT dated as of June 6, 2006 (as amended through the date hereof, the “Credit Agreement”) by and among Borrower, Lenders, Administrative Agent and the other agents party thereto and (ii) the Mortgages with respect to the Mortgaged Vessels executed in connection with the Credit Agreement. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement after giving effect to this Amendment.

RECITALS

WHEREAS, the Borrower has requested that Requisite Lenders agree to (i) amend certain provisions of the Credit Agreement as provided for herein and (ii) waive certain provisions of the Mortgages as provided for herein; and

WHEREAS, subject to certain conditions, Requisite Lenders are willing to agree to (i) such amendment relating to the Credit Agreement and (ii) such waiver relating to the Mortgages.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I.	Amendments

1.1	Amendments to Section 1: Definitions.

A. Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:

 “First Amendment” means that certain First Amendment to Credit Agreement and Limited Waiver to Mortgages dated as of August 4, 2006 among Borrower, Administrative Agent and the Lenders on the signature pages thereto.

“First Amendment Effective Date” means the date of satisfaction of the conditions referred to in Section III of the First Amendment.

B. The definition of “EBITDA” set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting the word “and” before subclause (vi) in clause (a) thereof and inserting a new subclause (vii) as follows:

“ and (vii)  the amount of any prepayment premiums paid in connection with the tender offer for the Borrower’s Existing Secured Notes;”.

SECTION II.	LIMITED WAIVER

2.1	Waiver.

Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of the Borrower herein contained, effective upon satisfaction of the conditions precedent set forth in Section III below, Requisite Lenders hereby consent to the waiver of the requirements of the first sentence of Article I, Section 15(b) of each Mortgage of a Mortgaged Vessel with respect to the requirements to furnish to the Collateral Agent a mortgagee’s single interest policy providing coverage in an amount equal to at least 105% of the amount of the Insured Value (as defined in each such Mortgage) of all Mortgaged Vessels; provided, the Borrower shall furnish to the Collateral Agent a mortgagee’s single interest policy providing coverage in an amount equal to at least 100% of the amount of the Insured Value of all Mortgaged Vessels.

2.2	Limitation of Waiver .

The waiver set forth above shall be limited precisely as written and relate solely to the waiver of the provisions of the Mortgages in the manner and to the extent described above, and nothing in this Amendment shall be deemed to:

(a)           constitute a waiver of compliance by Borrower with respect to any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein; or

(b)           except as expressly set forth herein, prejudice any right or remedy that any Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein.

Except as expressly set forth herein, the terms, provisions and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

SECTION III.	CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective as of the date hereof only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “First Amendment Effective Date”):

A. Execution. Administrative Agent shall have received a counterpart signature page  of this Amendment duly executed by each of the Borrower and Requisite Lenders.

B. Necessary Consents. Borrower shall have obtained all material consents necessary or advisable in connection with the transactions contemplated by this Amendment.

SECTION IV.	REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Amendment, to amend the Credit Agreement in the manner provided herein and to waive the provisions of the Mortgages in the manner provided herein, the Borrower represents and warrants to each Lender that the following statements are true and correct in all material respects:

A. Corporate Power and Authority.  The Borrower has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement and the other Loan Documents.

B. Authorization of Agreements.  The execution and delivery of this Amendment has been duly authorized by all necessary action on the part of the Borrower.

C. No Conflict.  The execution and delivery by the Borrower of this Amendment does not and will not (i) violate (A) any provision of any law, statute, rule or regulation, or of the certificate or articles of incorporation or partnership agreement, other constitutive documents or by-laws of Borrower or (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any Contractual Obligation of the Borrower, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section IV.C., individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) except as permitted under the Credit Agreement, result in or require the creation or imposition of any Lien upon any of the properties or assets of the Borrower (other than any Liens created under any of the Loan Documents in favor of Collateral Agent on behalf of Lenders), or (iv) require any approval of stockholders or partners or any approval or consent of any Person under any Contractual Obligation of the Borrower, except for such approvals or consents which will be obtained on or before the First Amendment Effective Date and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect.

D. Governmental Consents.  No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and delivery by the Borrower of this Amendment, except for such actions, consents and approvals the failure to obtain or make which could not reasonably be expected to result in a Material Adverse Effect or which have been obtained and are in full force and effect.

E. Binding Obligation.  This Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

F. Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Article IV of the Credit Agreement are and will be true and correct in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

G. Absence of Default.  No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default, except for the events expressly being waived hereby.

SECTION V.	MISCELLANEOUS

A. Effect on the Credit Agreement and the Other Loan Documents.

(i) Except as specifically modified by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(ii) The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Loan Documents except as otherwise expressly provided for herein.

B. Headings.  Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

C. Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

D. Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:	J. RAY MCDERMOTT, S.A.

By:_/s/ James C. Lewis
Name: James C. Lewis
Title: Vice President & Treasurer

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AGENT and LENDER:	CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
as Administrative Agent, Lender, Synthetic Investor and Collateral Agent

By:	/s/Robert Hetu
Name:  Robert Hetu
Title:    Managing Director

By:	/s/Cassandra Droogan
Name: Cassandra Droogan
Title: Vice President

LENDERS:
By signing below, you have indicated your consent to the First Amendment to the Credit Agreement and Limited Waiver to Mortgages

Name of Institution:

Arab Banking Corporation (A.B.C.)

By:           /s/Barbara C. Sanderson
        Name:  Barbara C. Sanderson
        Title:    VP Head of Credit

By:           /s/Robert J. Ivosevich
        Name:  Robert J. Ivosevich
        Title:    General Manager

Bank of America, N.A.

By:           /s/Robert W. Troutman
        Name:  Robert W. Troutman
        Title:    Managing Director

The Bank of Nova Scotia

By:           /s/N. Bell
        Name:  N. Bell
        Title:    Senior Manager

Calyon New York Branch

By:           /s/Page Dillehunt
        Name:  Page Dillehunt
        Title:    Managing Director

By:           /s/Michael Willis
        Name:  Michael Willis
        Title:    Director

JPMorgan Chase Bank, N.A.

By:           /s/Dianne L. Russell
        Name:  Dianne L. Russell
        Title:    Vice President

Natexis Banques Populaires

By:           /s/Timothy Polvado
        Name:  Timothy Polvado
        Title:    Vice President & Group
         Manager

By:           /s/Louis P. LaVille, III
        Name:  Louis P. LaVille, III
        Title:    Vice President & Group
                    Manager

PNC Bank National Association

By:           /s/Dale Stein
        Name:  Dale Stein
        Title:    Senior Vice President

UBS Loan Finance LLC
As a Synthetic Investor and Lender

By:           /s/Richard L. Tavrow
        Name:  Richard L. Tavrow
        Title:    Director, Banking Products
         Services, U.S.

By:           /s/Irja R. Otsa
        Name:  Irja R. Otsa
        Title:    Associate Director Banking
         Products Services, U.S.

Wachovia Bank, National Association

By:           /s/Kenneth C. Coulter
        Name:  Kenneth C. Coulter
        Title:    Vice President

Regions Bank

By:           /s/Keith S. Page
        Name:  Keith S. Page
        Title:    Senior Vice President

Whitney National Bank

By:           /s/Larry C. Stephens, Jr.
        Name:  Larry C. Stephens, Jr.
        Title:    Vice President

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